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                                                                  EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to use in this Registration Statement on Form SB-2/A (No. 333-56970) of our report dated March 6, 2001 relating to the financial statements of Video Network Communications, Inc., which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts
June 11, 2001